SCHEDULE 14A
 (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
 THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant   ☐
Filed by a Party other than the Registrant   ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in Its Charter)

WINTERGREEN FUND, INC. WINTERGREEN PARTNERS FUND, LP WINTERGREEN PARTNERS OFFSHORE MASTER FUND, LTD. WINTERGREEN ADVISERS, LLC DAVID J. WINTERS ELIZABETH N. COHERNOUR EVAN H. HO EDWARD W. POLLOCK
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Wintergreen Advisers, LLC issued the following press release on April 18, 2017.

Wintergreen Advisers to Hold Informational Webcast on Consolidated-Tomoka Proxy Contest

April 18, 2017 3:30PM Eastern Daylight Time

MOUNTAIN LAKES, N.J.--(BUSINESS WIRE)--Wintergreen Advisers, LLC ("Wintergreen") serves as investment adviser to clients who have collectively owned more than 10% of Consolidated-Tomoka Land Co. 's ("CTO", NYSE: CTO) shares since 2006, and who currently own more than 27.2% of CTO's shares.

Wintergreen's director nominees, Elizabeth N. Cohernour, Evan Ho, Edward Pollock, and David J. Winters, will be hosting the webcast to discuss Wintergreen's plan to maximize value for ALL shareholders, and will be available for questions following the presentation.

The webcast is open to all CTO shareholders, as well as corporate governance analysts and members of the media.  The presentation that will accompany the webcast is available on our website at http://www.enhanceCTO.com.

DATE:	Wednesday, April 19, 2017

TIME:	2:00 pm, EDT

WEBCAST:	The event will be accessible via live webcast by logging on directly to:
https://enhancecto.webex.com
Event Number: 662776229

An audio-only version of the event can be accessed by calling:

	USA Toll Free	+1-844-740-1264
	USA Toll	+1-240-454-0879
	User Passcode:	662776229 (required)

A Q&A period will follow the presentation, and those wishing to ask questions will have the option to do so via the WebEx meeting.  Questions can also be submitted before the webcast via the WebEx registration form, or by emailing press@wintergreenadvisers.com.

Participants are advised to register in advance, as capacity is limited.

IT IS TIME FOR CHANGE AT CTO.

We appreciate your support.
Please vote the GREEN proxy card.
Visit http://www.EnhanceCTO.com for more information about this proxy solicitation.

ADDITIONAL INFORMATION

The participants in the proxy solicitation are Wintergreen Fund, Inc., Wintergreen Partners Fund, LP, Wintergreen Partners Offshore Master Fund, Ltd., Wintergreen Advisers, LLC, David J. Winters, Elizabeth N. Cohernour, Evan H. Ho and Edward W. Pollock.

WINTERGREEN ADVISERS, LLC STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement is available at no charge on the SEC's website at http://www.sec.gov. In addition, Morrow Sodali LLC will provide copies of the Proxy Statement without charge upon request. Requests for copies should be directed to:

Morrow Sodali LLC
Toll Free: 800‐662‐5200
Banks and Brokerage Firms Call Collect: 203‐658‐9400

About Wintergreen Advisers
Established in 2005 by Liz Cohernour and David J. Winters, Wintergreen is an independent global money manager that employs a research-driven value style in managing global securities. As of March 31, 2017, Wintergreen Advisers had approximately $550 million under management on behalf of individuals and institutions through its mutual fund and other clients, and is based in Mountain Lakes, New Jersey.

For further information on Wintergreen Advisers, please call 973-263-4500 or visit www.wintergreenadvisers.com. For information, forms and documents regarding our U.S. mutual fund, please visit www.wintergreenfund.com.

For more information:
John McInerney
Makovsky
jmcinerney@makovsky.com
(212) 508-9628

Wintergreen Advisers, LLC
973-263-4500
press@wintergreenadvisers.com
Follow Wintergreen Advisers on Twitter: @WintergreenAdv